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FOR IMMEDIATE RELEASE

CONTACT:       Dale A. Sander, Chief Financial Officer
               Larry O. Bymaster, Chief Executive Officer
               (619)  550-3900

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                            XYTRONYX, INC. ANNOUNCES
                     RESULTS OF SPECIAL STOCKHOLDERS MEETING

SAN DIEGO, CA, April 1, 1996 -- Xytronyx, Inc. (AMEX: XYX) reported that its stockholders voted to increase the number of authorized shares of the Company's Common Stock from 15 million shares to 30 million shares. The vote was taken at a special stockholder meeting held March 28, 1996.

The Company reported that the change in the authorized number of outstanding shares has no impact on the number of shares of Common Stock currently outstanding. The authorized number of shares represents the total shares the Company has the authority to issue if it elects to issue additional shares in the future.

The Company expects to file an amendment to its Certificate of Incorporation to amend the number of authorized shares of Common Stock to 30 million to reflect the action taken by the stockholders.


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